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                                                                   Exhibit 10.7


         THIS GUARANTY AGREEMENT made and entered into as of June 1, 1989 (the "Guaranty"), by and between National HealthCorp L.P., a limited partnership duly organized and existing under the laws of the State of Delaware and authorized to do business in the State of Missouri ("Guarantor"), and The Bank of Tokyo, Ltd., New York Agency, New York, New York (the "Bank"), the issuer of a Letter of Credit in favor of The Merchants Bank, Kansas City, Missouri (the "Trustee") as security for the Bonds (the "Letter of Credit").

         WHEREAS:

         A. The Industrial Development Authority of the City of West Plains, Missouri (the "Issuer") has issued its Variable Rate Industrial Development Bonds (West Plains Manor Project) 1986 Series in the aggregate principal amount of $3,200,000 (the "Bonds") under and pursuant to the Indenture of Trust between the Issuer and the Trustee, dated as of February 1, 1986 (the "Indenture") for the benefit of West Plains Manor (the "Company"); and

         B. the Company and the Guarantor have entered into a Reimbursement and Letter of Credit Agreement of even date herewith (the "Reimbursement Agreement") with the Bank; and

         C. the Company has entered into a First Amended and Restated Deed of Trust and Security Agreement With Collateral Assignment-of Rents and Leases dated as of February 1, 1986 (the "Mortgage") in favor of the Issuer and the Bank covering the premises constituting the Company's health care facility at West Plains, Missouri (the "Facilty"); and

         D. the Guarantor has contracted with the Company to manage the Facility pursuant to a Management Agreement dated as of February 1, 1986; and

         E. the Guarantor was desirous that the Issuer issue the Bonds and is willing to enter into this Guaranty in order to enhance the marketability of the Bonds by causing the issuance of the Letter of Credit and thereby achieve cost and other savings to the Company and thereby achieve financial benefits for the Guarantor and as an inducement to the purchase of the Bonds and to secure the monetary obligations of the Company to the Bank under the Reimbursement Agreement, the non-recourse obligations of the Company to the Bank under the Mortgage and the monetary obligations of the Guarantor to the Bank under the Reimbursement Agreement (such documents being called the "Security Documents"),




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which obligations to the Bank are each herein defined as a Guaranteed
Obligation.

         NOW, THEREFORE, in consideration of the premises, the Guarantor, National Health Corp., L.P., does hereby, subject to the terms hereof, covenant and agree with the Bank as follows:

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES
                                OF THE GUARANTOR

         The Guarantor does hereby represent and warrant that it is a limited partnership duly organized under the laws of the State of Delaware, is qualified to do business under the laws of the State of Missouri, is not in violation of any provisions of its Certificate of Limited Partnership or Partnership Agreement, or the laws of the States of Tennessee, Delaware or Missouri, has power to enter into this Guaranty, has duly authorized the execution and delivery of this Guaranty by proper partnership action and neither this Guaranty nor the agreements herein contained contravene or constitute a default under any agreement, instrument or indenture, or any provision of its Certificate of Limited Partnership or Partnership Agreement or any other requirement of law. The execution by the Guarantor of this Guaranty will result in a direct financial benefit to it.

                                   ARTICLE II
                            COVENANTS AND AGREEMENTS

         Section 2.1 The Guarantor hereby unconditionally guarantees the payment to the Bank of the Guaranteed Obligations of the Company under the Security Documents. All payments by the Guarantor shall be paid in lawful money of the United States of America. Each and every default in payment of the amounts due under any Security Document shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

         Section 2.2 The several obligations of the Guarantor under this Guaranty shall be absolute and unconditional and shall remain in full force and effect until all amounts due under each and every Security Document shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event other than such payment or deposit, including without limitation any of the following, whether or not with notice to, or the consent of, the Guarantor:

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         (a) the compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Bank under any Security
Document;

         (b) the failure to give notice to the Guarantor of the occurrence of an event of default under the terms and provisions of any Security Document;

         (c) the assignment or mortgaging or the purported assignment or mortgaging of all or any part of the interest of the Bank or the Company in the Facility or any failure of title with respect to the interests of the Bank or the Company in the Facility;

         (d) the waiver of the payment, performance or observance by any beneficiary or the Company of any of the obligations, covenants or agreements of any of them contained in any Security Document or in this Guaranty;

         (e) the extension of the time for payment of any Guaranteed Obligation or under this Guaranty or of the time for performance of any other obligations, covenants or agreements under or arising out of the Security Documents or this Guaranty or the extension or renewal of any thereof;

         (f) the modification or amendment (whether material or otherwise) of any Guaranteed Obligation or Security Document provided that, the obligations of the Guarantor are not thereby increased or expanded without its prior written consent;

         (g) the taking, suffering or omitting to take, or the omission of any of the actions referred to in the Security Documents and any actions under this Guaranty;

         (h) any failure, omission, delay or lack on the part of the Bank to enforce, assert or exercise any right, power or remedy conferred on the Bank in this Guaranty or by any Security Document;

         (i) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor, the Company, the Bank, the Trustee or the Issuer or any of the assets of any of them or any allegation or contest of the validity of this Guaranty, or any of the Security Documents in any such proceeding;

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         (j) to the extent permitted by law, the release or discharge of the
Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty by operation of law; or

         (k) the default or failure of the Guarantor fully to perform any of its obligations as set forth in this Guaranty; or

         (1) the assignment of any right, title or interest of the Issuer to Trustee, its successors or assigns; or

         (m) the invalidity of any of the Security Documents;

         (n) transfer of the Facility or changes in the beneficial or actual owners of the Company; or

         (o) foreclosure of the Mortgage; or

         (p) any other circumstance, occurrence or condition, whether similar or dissimilar to any of the foregoing, that might be raised in avoidance of or in defense against any action to enforce the obligations of the Guarantor under the provisions hereof.

         Section 2.3 The rights of the Bank to enforce the obligations of the Guarantor under this Guaranty by any proceedings, whether by action at law, suit in equity, or otherwise, shall not be impaired by any right, counterclaim or defense of any character whatsoever, including without limitation any right, claim or defense or rescission, recoupment, reduction, limitation, set-off, counterclaim, waiver, frustration, surrender, alteration or compromise. This Guaranty and the several obligations of the Guarantor hereunder are separate and independent of the Company's and the Issuer's obligations under the Security Documents, and it is specifically understood and agreed by the Guarantor that any payment now or hereafter made by or on behalf of the Company or the Issuer under or pursuant to the Security Documents shall not, except to the extent paid to the owners of the bonds directly by the Trustee, affect, impair or diminish, in any manner whatsoever, the joint and several obligations of the Guarantor from asserting any separate or related claim against the Bank in a separate proceeding, which proceeding shall in no way delay the prompt performance by the Guarantor of its obligations hereunder. In the event that the Company or any successor or assignee under the Security Documents should fail to perform any such agreement on its part, the Guarantor may institute such action as it deems necessary to compel performance so long as such action does not abrogate the Guarantor's obligations herein.

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         Section 2.4 In the event of a default in the payment of a Guaranteed
Obligation, the Bank shall have the right to proceed first and directly against the Guarantor under this Guaranty to the extent of its respective obligations hereunder without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by the Bank.

         Section 2.5 The Guarantor hereby expressly waives notice from the Bank of its acceptance and reliance on this Guaranty. The Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by the Primary Beneficiary in enforcing or attempting to enforce this Guaranty following any default hereunder, whether the same be enforced by suit or otherwise.

         Section 2.6 No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Guaranty should be breached by the Guarantor and thereafter duly waived by the Bank, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Bank.

         Section 2.7 The Guarantor agrees that it will maintain its partnership existence throughout the term of years that the Bonds will remain outstanding and unpaid, and during such period the Guarantor will remain qualified to engage in business and be subject to service of process in the States of Tennessee and Missouri. The Guarantor further agrees that it will not dispose of all or substantially all of its assets except to a corporation incorporated and existing under the laws of one of the States of the United States of America and qualified to do business in Missouri; provided, in all cases, that such other corporation shall have a net worth not less than that of the

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Guarantor and shall assume in writing all of the obligations of the Guarantor herein.

         Section 2.8 The Guarantor covenants and agrees that so long as the Bonds remain outstanding and unpaid, it will furnish to the Bank, as soon as available and, in any event, within 125 days after the end of each fiscal year, copies of a certified balance sheet of the Guarantor and its consolidated subsidiaries as of the end of each fiscal year. The Guarantor shall also furnish to the Bank copies of its financial statements for all fiscal years accompanied by the auditor's report thereon, as well as copies of all interim quarterly reports sent to the Guarantor's stockholders.

         Section 2.9 This Guaranty is entered into by the Guarantor for the benefit of the Bank and may be amended or supplemented only with the prior written consent of the Bank.

         Section 2.10 The Guarantor shall be discharged of its obligations hereunder upon the payment of all Guaranteed Obligations; provided that, in the event the Bank is required by order of a court or administrative body having jurisdiction at any time to refund or repay to any person or entity any sums collected by it on account of the obligations subject to this Guaranty, the Guarantor agrees that all such sums shall remain subject to the terms of this Guaranty and the Bank shall be entitled to recover such sums from the Guarantor notwithstanding the fact that the Guarantor shall have been otherwise discharged from further liability under this Guaranty, but only on the condition precedent that the Bank shall have given the Guarantor written notice of such court or administrative proceeding and shall have afforded the Guarantor a reasonable opportunity to contest any demand for a refund or repayment. The Guarantor shall have an opportunity to make such a contest only within the time requirements of the court or administrative body having jurisdiction and must proceed with diligence to completion of the contest or the condition precedent described in the preceding sentence shall be deemed to have been waived by the Guarantor.

                                   ARTICLE III

                                  JURISDICTION

         Section 3.1 Jurisdiction. The Guarantor agrees that any legal action or proceeding with respect to this Guaranty or to enforce any judgment obtained against the Guarantor in connection with this Agreement may be brought by the Bank in the courts of the State of New York or in the United States District Court for the Southern District of New York, or any other court

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to the jurisdiction of which the Guarantor or any of its property is or may be subject. The Guarantor irrevocably submits to the jurisdiction of the courts of the State of New York or of the United States District Court for the Southern District of New York, and irrevocably waives any present or future objection to venue in any such court, and any present or future claim that any such court is an inconvenient forum, in connection with any action or proceeding related to this Guaranty.

                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1 The several obligations of the Guarantor hereunder shall arise absolutely and unconditionally when the Bonds shall have been issued, sold and delivered by the Issuer.

         Section 4.2 No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Guaranty should be breached by the Guarantor and thereafter duly waived by the Bank, such waiver shall be limited to the particular breach so waive and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Bank.

         Section 4.3 This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         Section 4.4 The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

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         Section 4.5 This Guaranty shall be governed by and construed interpreted in accordance with the laws of the State of New York.

         Section 4.6 The Guarantor covenants that it will not make any capital expenditures which will cause the interest on the Bonds to become subject to Federal income taxes pursuant to the provisions of Section 103(b) of the Internal Revenue Code of 1954, as amended ( the "Code"), so long as any of the Bonds are outstanding under the Indenture. The Guarantor further covenants that it will not take or omit to take any action (other than making the aforesaid expenditures) nor permit any action to be taken or omitted which would cause the interest on the Bonds to become subject to Federal income taxes, provided that the Guarantor shall not have violated this covenant if the interest on any of the Bonds becomes taxable to a person who is a substantial user of the Facility or a related person pursuant to the provisions of Section 103(b)(13) of the Code.

         Section 4.7 The agreements contained herein on the part of the Guarantor shall inure to and be binding upon its successors and assigns, including without limitation, any successor or assign in any transaction expressly permitted by Section 2.7 hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed in their respective corporate names by their respective officers, thereunto duly authorized and their respective corporate seals to be hereto affixed as of the date first above written.

                                    NATIONAL HEALTHCORP L.P.
                                      as Guarantor


                                    By  NHC, INC.
                                        Managing Partner


                                    By /s/
                                       -----------------------------------
                                       Title: Senior Vice President


                                    Accepted:

                                    THE BANK OF TOKYO, LTD.
                                      NEW YORK AGENCY


                                    By  /s/
                                        ----------------------------------
                                        Title:  Attorney-in-fact



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